UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2015

JACK HENRY & ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-14112 (Commission File Number)	43-1128385 (I.R.S. Employer Identification No.)

663 Highway 60, P.O. Box 807
Monett, Missouri 65708
(Address of principal executive office) (Zip Code)

(417) 235-6652
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 6, 2015, Jack Henry & Associates, Inc. (the "Company") issued a press release announcing, among other things, fiscal 2015 third quarter unaudited results. The press release also announced that the Company has determined to restate certain of the Company's previously-filed financial statements. See Item 4.02 below for additional information about the restatement and related matters. The press release is attached hereto as Exhibit 99.1.

Exhibit 99.1 provided with this Form 8-K has been "furnished" and shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended.

Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or a Completed Interim Review

As previously disclosed in our press release dated February 2, 2015, the Company's management has concluded that the Company's internal control over financial reporting and disclosure controls and procedures were not effective as of June 30, 2014, and the Company's disclosure controls and procedures were not effective as of September 30, 2014 due to a material weakness in the Company's internal control over financial reporting related to the Company's revenue recognition for the Company's Software License Maintenance and Service Agreements, and accordingly the Company announced that it was preparing an amendment to its Form 10-K for the year ended June 30, 2014 to (i) revise management's conclusions regarding the effectiveness of the Company's disclosure controls and procedures and internal control over financial reporting as of June 30, 2014 and (ii) revise the opinion of Deloitte & Touche LLP ("Deloitte"), the Company's independent registered public accounting firm, regarding the effectiveness of the Company's internal control over financial reporting as of June 30, 2014, and was preparing an amendment to our Form 10-Q for the quarter ended September 30, 2014 to reflect managements revised conclusion on the effectiveness of the Company's disclosure controls and procedures.

Following that determination and disclosure, after additional analysis of the Company's revenue recognition related to certain of the Company's Software License Maintenance and Service Agreements, on May 6, 2015, the Company's management recommended to the Audit Committee of the Board of Directors, and the Audit Committee concluded, that the Company's previously-filed financial statements included in the Company's Form 10-K for the three fiscal years ended June 30, 2014, the Report of Independent Registered Public Accounting Firm and the previously-filed financial statements for the comparative interim period ended September 30, 2014 should no longer be relied upon due to the identification of material errors. The Company will amend its Form 10-K for the fiscal year ended June 30, 2014 and its Form 10-Q for the period ended September 30, 2014 as soon as practicable. The amendments will include the previously-announced revised conclusions on the Company's internal controls and disclosure controls and procedures. The restatement will have the effect of decreasing revenue and net income cumulatively over the period of the restatement with a decrease in retained earnings, and an increase in current and long-term deferred revenues as of June 30, 2014 and for the quarter ended September 30, 2014. The Company is continuing to quantify the total amount of the adjustments and time-specific impact on each period covered by the restatement, which may result in an increase or decrease in previously reported amounts for individual periods.

The Company's management and the Audit Committee of the Board of Directors have discussed the matters reported under this Item 4.02(a) of Form 8-K with Deloitte.

Statements made in this Form 8-K that are not historical facts are forward-looking information. Actual results may differ materially from those projected in any forward-looking information. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. Additional information on these and other factors, which could affect the Company's financial results, are included in its Securities and Exchange Commission (SEC) filings on Form 10-K, and potential investors should review these statements. Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from any forward-looking information.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

99.1    Press release dated May 6, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.
(Registrant)

Date:	May 6, 2015	By: /s/ Kevin D. Williams
Kevin D. Williams
Chief Financial Officer and Treasurer